THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND SHARES ISSUABLE UPON THE EXERCISE HEREOF IS RESTRICTED AS DESCRIBED HEREIN.


             WARRANT CERTIFICATE TO PURCHASE UP TO 3,000,000 SHARES
                                 OF COMMON STOCK
                                       OF
                                  iPARTY CORP.


THIS CERTIFIES THAT, FOR VALUE RECEIVED, and in accordance with that certain Fulfillment Agreement of even date herewith by and between iParty Corp. and Taymark, a division of Taylor Corporation, a Minnesota Corporation ("Taymark") (the "Fulfillment Agreement"), Taymark is the owner of one Warrant (the "Warrant") which shall initially entitle Taymark to purchase, subject to the terms and conditions set forth in this Warrant Certificate, up to Three Million (3,000,000) shares of common stock, par value $.001 per share (each, a "Conversion Share" and collectively, the "Warrant Shares"), of iParty Corp., a Delaware corporation (the "Company"), from time to time as provided herein, commencing October 1, 1999, until 5:00 p.m., New York City time on October 1, 2002 (the "Expiration Date").

                  1. (a) Subject to the acceleration and termination provisions contained in Section 9 hereof and the adjustment provisions contained in Section 8 hereof, this Warrant is exercisable by Taymark, as to the following number of Conversion Shares on the following dates: (i) as to 500,000 Conversion Shares commencing as of October 1, 1999; (ii) as to an additional 1,000,000 Conversion Shares commencing as of January 1, 2000; (iii) as to an additional 750,000 Conversion Shares commencing as of July 1, 2000; and (iv) as to the remaining 750,000 Conversion Shares commencing as of January 1, 2001. Subject to the foregoing, this Warrant is exercisable upon the presentation and surrender of this Warrant Certificate with the Form of Election attached hereto duly executed, at the offices of the Company, accompanied by payment of $3.50 per Conversion Share subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Company.

                  2. In the event of certain contingencies provided for herein, the Purchase Price and the number of Conversion Shares subject to purchase upon the exercise of the Warrant represented hereby are subject to modification or adjustment.

                  3. The Warrant represented hereby is exercisable at the option of Taymark, but no fractional Conversion Shares will be issued. In the case of the exercise as to less than all of the Warrant Shares, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, for the balance of the Warrant Shares.

                  4. Neither this Warrant nor any Conversion Shares issuable upon the exercise of this Warrant have been registered under the securities act of 1933, as amended (the "Act"), nor under any state securities law and such securities may not be pledged, sold, assigned, hypothecated, or otherwise transferred until (i) a registration statement with respect thereto is effective under the Act and any applicable state securities law or (ii) the Company receives an opinion of counsel to the Company or counsel to Taymark of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be pledged, sold, assigned, hypothecated, or transferred without an effective registration statement under the Act and applicable state securities laws. Upon exercise of this Warrant, in whole or in part, each certificate issued representing Conversion Shares underlying this Warrant shall, if then applicable, bear a legend to the foregoing effect.

                  5. This Warrant Certificate is exchangeable, upon the surrender hereof by Taymark at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrant Shares covered by the Warrant, each of such new Warrant Certificates to represent such number of Warrant Shares covered by the Warrant as shall be designated by Taymark at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrant Shares covered by the Warrant will be issued to the transferee in exchange therefor.

                  6. Prior to the exercise of the Warrant represented hereby, Taymark shall not be entitled to any rights of a stockholder of the Company by virtue of this Warrant, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  7. The Company shall at all times reserve and keep available out of its authorized and unissued shares of common stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrants Shares granted pursuant to the Warrant, such number of Conversion Shares as shall then be issuable upon the exercise of the Warrant.

                  8. The Purchase Price in effect at any time and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                     (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding common shares, (ii) subdivide or reclassify its outstanding common shares into a greater number of shares, or
(iii) combine or reclassify its outstanding common shares into a smaller number of shares, the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price by a fraction, the denominator of which shall be the number of common shares outstanding after giving effect to such action, and the numerator of which shall be the number of common shares outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                     (b) Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of Warrant Shares issuable upon the exercise at the adjusted Purchase Price of the Warrant shall be adjusted to the nearest number of whole Shares by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                     (c) In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding common shares), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of the Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of Conversion Shares for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this paragraph shall similarly apply to successive consolidations or mergers.

                     (d) No adjustment in the number of Warrant Shares shall be required if such adjustment is less than one; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest one-thousandth of a share.

                     (e) In any case in which this Section 8 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised the Warrant after the record date, the Warrant Shares, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.

                     (f) Whenever there shall be an adjustment as provided in this Section 8, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable upon the exercise of the Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  9. Notwithstanding anything to the contrary contained herein, this Warrant shall be subject to the following provisions:

                     (a) If, prior to the Expiration Date, the Fulfillment Agreement is terminated by the Company in accordance with the provisions of Sections 11.1.1, 11.1.2, 11.1.3, or 11.1.4 thereof, then this Warrant shall immediately terminate as to any and all such Conversion Shares which are not exercisable on such date, and in addition, if so requested by the Company, Taymark shall deliver this Warrant to the Company in exchange for a cash payment equal to the greater of (i) the product of the Purchase Price then in effect and the number of Conversion Shares as to which this Warrant is then exercisable, or
(ii) the product of (y) the number of Conversion Shares as to which this Warrant is then exercisable and (z) the difference between the fair market value of the common shares of the Company and Purchase Price on such date.

                     (b) If, prior to the Expiration Date, the Company enters into an agreement to (i) sell all or substantially all of its assets or capital stock, or (ii) merge with an entity that is not a subsidiary of the Company in a transaction in which the Company is not the surviving entity, then all of the Warrant Shares which not yet then exercisable shall become exercisable upon the closing of any such transaction.

                  10. In case at any time the Company shall propose

                      (a) to pay any dividend or make any distribution on common shares in common shares or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of common shares; or

                      (b) to issue any rights, warrants, or other securities to all holders of Shares entitling them to purchase any additional common shares or any other rights, warrants, or other securities; or

                      (c) to effect any reclassification or change of outstanding Shares, or any consolidation or merger as described in Section 8; or

                      (d) to effect any liquidation, dissolution,or winding-up of the Company, then, and in any one or more of such cases,

the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, of (i) the date as of which the holders of record of common shares to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding common shares, consolidation, merger, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of common shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

                  11. The issuance of any Conversion Shares or other securities upon the exercise of the Warrant, and the delivery of certificates or other instruments representing such Conversion Shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  12. Prior to due presentment for registration of transfer hereof, the Company may deem and treat Taymark as the absolute owner hereof and of the Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

                  13. This Warrant Certificate and the Fulfillment Agreement constitute the final and complete understandings and agreements of the parties concerning the subject matter hereof, superseding all prior proposals, negotiations and agreements concerning the subject matter hereof.

                  14. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of laws.


                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by one of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: July 8, 1999

                                                iPARTY CORP.



                                                By:    /s/ Sal Perisano
                                                       -------------------------
                                                Name:  Sal Perisano
                                                Title: Chief Executive Officer

ACCEPTED AND AGREED

TAYMARK, a Division of TAYLOR CORPORATION

By: Paul Griffths
   --------------------------------
Name: Paul Griffths
Title: President

                                FORM OF ELECTION

                            To Be Executed by Taymark
                          in Order to Exercise Warrant

    The undersigned hereby irrevocably elects to purchase _________ Conversion Shares subject to the Warrant represented by this Warrant Certificate, and requests that certificates for such securities shall be issued in name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                         -------------------------------
                         -------------------------------
                         -------------------------------
                         -------------------------------

           (please print or type name and address)and be delivered to

                         -------------------------------
                         -------------------------------
                         -------------------------------

                     (please print or type name and address)

and if such number of Conversion Shares shall not be all the Conversion Shares covered by the Warrant, that a new Warrant Certificate for the balance of the Conversion Shares covered by the Warrant be registered in the name of, and delivered to, Taymark at the address stated below.